As filed with the Securities and Exchange Commission on December 22, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INTEGRATED SILICON SOLUTION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0199971
(State of Incorporation)	(I.R.S. Employer Identification Number)

1940 Zanker Road

San Jose, CA 95112

(Address of Principal Executive Offices)

1993 EMPLOYEE STOCK PURCHASE PLAN

1998 STOCK PLAN

(Full title of the plans)

Scott Howarth

President and Chief Executive Officer

INTEGRATED SILICON SOLUTION, INC.

1940 Zanker Road

San Jose, CA 95112

(Name and address of agent for service)

(408) 969-6600

(Telephone number, including area code, of agent for service)

Copy to:

J. Robert Suffoletta

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Telephone: (650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value, issuable under the 1993 Employee Stock Purchase Plan	750,000 shares	$4.07(1)	$3,052,500.00	$217.65
Common Stock, $0.0001 par value, issuable upon exercise of outstanding options under the 1998 Stock Plan	145,239 shares	$8.48(2)	$1,231,626.72	$87.81
TOTAL:	895,239 shares		$4,284,126.72	$305.46

(1)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $4.07 per share represents 85% of the fair market value of the Registrant’s Common Stock based on the average ($4.78) of the high ($5.07) and low ($4.48) prices for the Registrant’s Common Stock reported by the Nasdaq Global Market on December 21, 2009, which is the price at which shares may be issued under the terms of the 1993 Employee Stock Purchase Plan.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $8.48 per share represents the weighted average exercise price for outstanding options under the 1998 Stock Plan. The indicated number of shares to be registered represents additional shares issuable under the 1998 Stock Plan that are not covered by previous registration statements.

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SECURITIES

The Registrant previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission (the “SEC”) on or about April 22, 1998 (SEC File No. 333-50679), April 4, 2000 (SEC File No. 333-33944), March 9, 2001 (SEC File No. 333-56800), March 15, 2002 (SEC File No. 333-84404), May 14, 2004 (SEC File No. 333-115494) and June 25, 2007 (SEC File No. 333-144006) (collectively, the “ESPP S-8’s”) in connection with the Registrant’s 1993 Employee Stock Purchase Plan (the “ESPP”). In December 2008, the Registrant’s Board of Directors approved a proposed amendment to the ESPP to increase the number of shares of common stock reserved for issuance thereunder by 750,000 shares, bringing the total number of shares issuable under the ESPP to 4,400,000, subject to approval by the Registrant’s stockholders. In February 2009, the Registrant’s stockholders approved the addition of 750,000 shares to the ESPP. Accordingly, this Registration Statement registers 750,000 additional shares of the Registrant’s Common Stock to be issued pursuant to the ESPP. The contents of the ESPP S-8’s, including periodic filings updating or amending the contents of such ESPP S-8’s, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

The Registrant previously filed Registration Statements on Form S-8 with the SEC on or about March 9, 2001 (SEC File No. 333-56800) and April 26, 1999 (SEC File No. 333-76991) (collectively, the “1998 S-8’s”), in connection with the Registrant’s 1998 Stock Plan. This Registration Statement registers 145,239 additional shares of the Registrant’s Common Stock issuable upon the exercise of outstanding options pursuant to the 1998 Stock Plan. The contents of the 1998 S-8’s, including periodic filings updating or amending the contents of such 1998 S-8’s, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

INTEGRATED SILICON SOLUTION, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1	1993 Employee Stock Purchase Plan, as amended *

4.2	1998 Stock Plan, as amended **

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP)

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2)

*	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2009, filed May 11, 2009.
**	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed March 9, 2001.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 22, 2009.

INTEGRATED SILICON SOLUTION, INC.

By:	/S/ SCOTT HOWARTH
Scott Howarth, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Howarth and John Cobb, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ JIMMY S.M. LEE Jimmy S.M. Lee	Director and Executive Chairman	December 22, 2009

/S/ SCOTT HOWARTH Scott Howarth	Director, President and Chief Executive Officer (Principal Executive Officer)	December 22, 2009

/S/ JOHN COBB John Cobb	Chief Financial Officer (Principal Financial and Accounting Officer)	December 22, 2009

/S/ KONG YEU HAN Kong Yeu Han	Director	December 22, 2009

/S/ PAUL CHIEN Paul Chien	Director	December 22, 2009

/S/ JONATHAN KHAZAM Jonathan Khazam	Director	December 22, 2009

/S/ KEITH MCDONALD Keith McDonald	Director	December 22, 2009

/S/ STEPHEN PLETCHER Stephen Pletcher	Director	December 22, 2009

/S/ BRUCE A. WOOLEY Bruce A. Wooley	Director	December 22, 2009

/S/ JOHN ZIMMERMAN John Zimmerman	Director	December 22, 2009

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INDEX TO EXHIBITS

Exhibit Number	Description

4.1	1993 Employee Stock Purchase Plan, as amended *

4.2	1998 Stock Plan, as amended **

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP)

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2)

*	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2009, filed May 11, 2009.
**	Incorporated by reference to the Company’s Registration Statement on Form S-8 filed March 9, 2001.

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